AMENDMENT TO PURCHASE AGREEMENT

between

CLEC Networks, Inc./EDGE FiberNet, Inc.

(the “Seller”)

and

2050 MOTORS, INC., A CALIFORNIA CORPORATION

(the “Buyer”)

dated as of April 30, 2019

AMENDED PURCHASE AGREEMENT

This Amended Purchase Agreement (this “Agreement”) is dated as of April 30, 2019, between CLEC Networks, Inc. (“CLEC”), a Delaware corporation and EDGE FiberNet, Inc. (“EDGE”), a Delaware corporation (collectively, the “SELLER”) and 2050 Motors, Inc., a California corporation (the “BUYER”).

RECITALS

●	WHEREAS, the EDGE owns 100% of CLEC and has authorized the sale of 50% of CLEC’s shares to the BUYER.
●	WHEREAS, the EDGE has experience constructing and managing a facilities-based carrier telecommunications facility.
●	WHEREAS, the BUYER has extensive experience investing in telecommunications businesses.
●	WHEREAS, the SELLER wishes to sell to the BUYER, and the BUYER wishes to purchase from the SELLER, 50% of CLEC’s shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

7.14 Termination by the Sellers. If any of the conditions set forth in Section 6.03 of this Agreement have not been satisfied by 5:00 PM New York time on May 17, 2019 extended from a previous deadline of April 30, 2019 (the “Seller Option Time”), this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by the SELLER, at its option, for any reason or no reason, at any time after the Seller Option Time. In the event of termination by the SELLER pursuant to this Section 7.14, written notice of such termination shall be given to the BUYER (e-mail shall suffice) and the transactions contemplated by the Agreement shall be terminated, without further action, notice or deed by any party to this Agreement. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.14, this Agreement shall become null and void and of no further force and effect, without any liability or obligation on the part of any party to this Agreement. Nothing in this Section 7.14, however, shall be deemed to release any party to this Agreement from any liability for damages for any breach by such party of the terms and provisions of this Agreement in the event of such party’s fraud or willful misconduct, or to impair the availability of the remedy of specific performance in accordance with the Agreement.

ALL OTHER TERMS OF THE PREVIOUSLY SIGNED AGREEMENT DATED APRIL 18, 2019 REMAIN IN EFFECT.

SELLER(S):

CLEC Networks, Inc.

EDGE FiberNet Inc.

/s/ Ted Flomenhaft
Ted Flomenhaft	04-30-2019
President / Owner

BUYER:

2050 Motors, Inc.

/s/ Vikram Grover
Vikram Grover	04-30-2019
CEO